Exhibit 10.1

STRICTLY CONFIDENTIAL	EXECUTION VERSION

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of April 26, 2025, is made by and among Black Hawk Acquisition Corporation, a Cayman Islands exempted company (which shall de-register in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation on the day that is one Business Day prior to the Closing Date (as defined below)) (prior to the Domestication Effective Time, “Parent”, and at and after the Domestication Effective Time, “PubCo”), Vesicor Therapeutics, Inc., a California corporation (the “Company”) and the undersigned stockholder of the Company set forth on Schedule I (the “Stockholder”). Parent, Company and Stockholder shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, this Agreement is being entered into in connection with the Business Combination Agreement, in the form executed on April 26, 2025, (the “Business Combination Agreement”), by and among Parent, the Company, and BH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of PubCo after the Domestication Effective Time (“Merger Sub”);

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Company and Stockholder, as applicable, will, subject to the terms and conditions set forth herein, consent to the entry by the Company into the Business Combination Agreement and the consummation by the Company of the transactions contemplated thereby on the terms and subject to the conditions set forth herein;

WHEREAS, the Stockholders and their affiliates are the beneficial owners of common shares, no par value per share, of the Company (the “Company Shares”) (such Company Shares, the Stockholders and their affiliates’ “Existing Shares” and such Existing Shares, together with any additional capital stock of the Company beneficially owned or acquired by the Stockholders and their affiliates on or after the date hereof, the “Shares”);

WHEREAS, as an inducement and a condition to Parent entering into the Business Combination Agreement, the Stockholders are entering into this Agreement with Parent; and

WHEREAS, the board of directors of the Company has approved the Business Combination Agreement and the transactions contemplated thereby and has consented to the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Business Combination Agreement.

NOW, THEREFORE, in order to induce the Company to enter into the Business Combination Agreement and in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Deliver Written Consent. Prior to the Expiration Time (as defined herein), the Stockholder irrevocably and unconditionally agree that the Stockholder shall, promptly following the time at which the Registration Statement becomes effective under the Securities Act (and, in any event, within two Business Days of such time), execute and deliver (or cause to be executed and delivered) the Company Stockholder Approval, pursuant to the Company’s Surviving Corporation Charter covering all of the Shares approving the Merger, adopting the Merger Agreement and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including the Merger (the “Transaction Matters”).

2. Transfer Restrictions on Shares. Except as expressly contemplated by the Business Combination Agreement, with the prior written consent of the Company, or with respect to a Transfer (as defined below) of the type set forth in clause (A) through clause (F) below, from and after the date hereof until the Expiration Time, Stockholder hereby agrees that he, she or it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its shares of Company Capital Stock (or any instruments convertible into Company Capital Stock) held of record or beneficially by Stockholder as of such time (the “Subject Company Equity Securities”) or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of his, her or its Subject Company Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of his, her or its Subject Company Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject Company Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject Company Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of his, her or its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Company officers or directors, any affiliates or family member of any of the Company’s officers or directors, or any employees of such affiliates; (B) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) in the case of an entity, Transfers between Stockholder and any Affiliate of Stockholder; or (F) by virtue of Company Certificate of Incorporation and Company Bylaws upon liquidation or dissolution of the Company; provided, that any transferee of any Transfer of the type set forth in clause (A) through clause (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

3. Agreement to Vote. Prior to the Effective Time, each Stockholder, severally and not jointly, irrevocably and unconditionally agrees that such Stockholder shall, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares in favor of the Transaction Matters.

4. Other Covenants. From the date hereof until the Expiration Time, Stockholder shall not, and shall instruct its representatives not to, (i) make any proposal or offer that constitutes an Alternative Transaction, (ii) initiate any discussions or negotiations with any Person with respect to an Alternative Transaction or (iii) enter into any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Alternative Transaction, in each case, other than to or with the Company and its respective representatives. From and after the date hereof until the Expiration Time, Stockholder shall, and shall instruct its officers and directors (if applicable) and its representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to an Alternative Proposal or any negotiations which may lead to an Alternative Proposal (other than the Company and its representatives).

5. Appraisal Rights. Stockholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that it may have under applicable Law with respect to the Subject Company Equity Securities held by the Stockholder.

6. Consent to Disclosure. Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by the Parent or the Company to any Authority and to Parent Shareholders) of the Stockholder’s identity and beneficial ownership of the Subject Company Equity Securities and the nature of the Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Parent and the Company, a copy of this Agreement. Stockholder will promptly provide any information reasonably requested by Parent or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

7. Stockholder Representations and Warranties. Stockholder hereby represents and warrants to the Company as follows, solely with respect to such Stockholder:

(a) Ownership. To the extent any Stockholder owns any Subject Company Equity Securities, Stockholder owns free and clear of all Liens (other than transfer restrictions under applicable securities Laws) the number of Subject Company Equity Securities set forth opposite Stockholder’s name on the signature page to this Agreement. Stockholder has, and will have at all times during the term of this Agreement, the sole voting power with respect to his, her or its Subject Company Equity Securities. Such Subject Company Equity Securities are the only equity securities in the Company owned of record or beneficially by Stockholder on the date of this Agreement, and none of such Subject Company Equity Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Company Equity Securities, except as provided hereunder. Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity interests in the Company or any equity securities convertible into, or that can be exchanged for, equity securities of the Company.

(b) Organization. If Stockholder is not an individual, it is duly organized, validly existing and in good standing (where applicable) under the Laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of Stockholder. If Stockholder is an individual, Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder.

(c) Authority. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery hereof by the other Parties hereto, this Agreement constitutes a legally valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Stockholder.

(d) Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations hereunder will not, (i) result in a violation of applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material adverse effect upon Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, (ii) if Stockholder is not an individual, conflict with or result in a violation of the governing documents of Stockholder, or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon Stockholder or Stockholder’s Subject Company Equity Securities).

(e) Legal Proceedings. As of the date of this Agreement, there is no Action pending against, or to the knowledge of Stockholder, threatened against Stockholder or any of its Affiliates, by or before (or that would be by or before) any Authority that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. None of Stockholder or any of its Affiliates is subject to any Order that would reasonably be expected, individually or in the aggregate, to have a material adverse effect upon the ability of Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or the Business Combination Agreement.

(f) Brokers. No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Stockholder, on behalf of Stockholder.

8. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio at the Expiration Time. “Expiration Time” shall mean the earlier to occur of (a) the Merger Effective Time, (b) such date as the Business Combination Agreement shall be validly terminated in accordance with Article X thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Notwithstanding the foregoing sentence, this Sections 6 through 14 of this Agreement shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement.

9. No Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement may be made only against, the Parties. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party herein), (i) no past, present or future director, manager, officer, employee, incorporator, member, partner, direct or indirect equityholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party, (ii) no past, present or future director, officer, employee, incorporator, member, partner, direct or indirect equityholder, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of a Party and (iii) no successor, heir or representative of a Party shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Parties under this Agreement for any claim based on, arising out of, or related to this Agreement.

10. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) Stockholder does not make any agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Equity Securities, and not, as applicable, in Stockholder’s capacity as a director, officer or employee of the Company and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any other Person serving as a member of the board of directors (or other similar governing body) of the Company or any of its Subsidiaries or as an officer, employee or fiduciary of the Company or any of its Subsidiaries, in each case, acting in such Person’s capacity as a director, officer, employee or fiduciary of the Company or any of its Subsidiaries.

11. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

13. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or Parent or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to Subject Company Equity Securities. All rights, ownership and economic benefits of and relating to the applicable Subject Company Equity Securities shall remain vested in and belong to Stockholder, and the Company and Parent (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct Stockholder in the voting of any Subject Company Equity Securities owned by him, her or it (if any). Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the stockholders of the Company.

14. Several and Not Joint. The representations, warranties, covenants and agreements set forth herein shall be several (and not joint or joint and several) representation, warranties, covenants and agreements of Stockholder.

15. Notices. Any notice, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail, return receipt requested, postage prepaid, (iii) when delivered by FedEx or another nationally recognized overnight delivery service or (iv) when delivered by email (unless an “undeliverable” or similar message is received with respect to each email address provided in or pursuant to this Section 15 for the applicable Party) (provided, that, any such notice or other communication delivered in the manner described in any of the preceding clauses (i), (ii) and (iii) shall also be delivered by email no later than 24 hours after being dispatched in the manner described in the preceding clause (i), (ii) or (iii), as applicable), in each case, addressed as follows:

if to the Stockholder, to:

at the undersigned address provided below under Schedule I.

and

If to Parent:

[●]

with a copy (which shall not constitute notice) to:

[●]

16. Incorporation by Reference. Sections 11.2 (Amendments; No Waivers; Remedies), 11.6 (No Assignment or Delegation), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Electronic Signatures), 11.11 (Entire Agreement), and 11.12 (Severability) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

BLACK HAWK ACQUISITION CORPORATION

By:	/s/ Kent Louis Kaufmann
Name:	Kent Louis Kaufmann
Title:	Chief Executive Officer

[Signature Page to the Shareholder Support Agreement]

[Schedule I to the Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

HOLDER: DR. LUO FENG		HOLDER: WARREN HOSSEINION

By:	/s/ DR. LUO FENG	By:	/s/ WARREN HOSSEINION

HOLDER: MICHAEL C. BOWEN		HOLDER: ELISA LUQMAN

By:	/s/ MICHAEL C. BOWEN	By:	/s/ ELISA LUQMAN

HOLDER: ODED LEVY		HOLDER: WARREN HOSSEINION JR.

By:	/s/ ODED LEVY	By:	/s/ WARREN HOSSEINION JR.

HOLDER: KEVIN SCHUBERT		HOLDER: MICHAEL DIMEO

By:	/s/ KEVIN SCHUBERT	By:	/s/ MICHAEL DIMEO

[Signature Page to the Shareholder Support Agreement]

[Schedule I to the Company Shareholder Support Agreement]